UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614 (Commission File Number)	77-0138960 (IRS Employer Identification No.)
741 Calle Plano, Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Vitesse Semiconductor Corporation (the "Company") has entered into a Second Supplemental Indenture, dated as of September 24, 2007 (the “Supplemental Indenture”), to the Indenture, dated as of September 22, 2004, as amended by the First Supplemental Indenture, dated as of November 3, 2006, between the Company and U.S. Bank National Association, as Trustee, relating to the Company’s 1.50% Convertible Subordinated Debentures due 2024 (the “Debentures”). A copy of the Supplemental Indenture is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Supplemental Indenture, among other things, provides that (i) the previous asserted acceleration of the Debentures and any Events of Default asserted in connection with that asserted acceleration are rescinded and annulled, (ii) the Company’s failure to file its required reports with the Securities and Exchange Commission will not be a Default or Event of Default under the Indenture prior to the earlier of (A) the date on which the Company has notified the Trustee that it has filed all its required reports with the Securities and Exchange Commission for a period of 12 consecutive months and (B) December 31, 2012, and (iii) the interest payable at the October 1, 2007 interest payment date only is increased by $20.00 per $1,000 principal amount of the Debentures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number
10.1

Second Supplemental Indenture, dated as of September 24, 2007, to the Indenture, dated as of September 22, 2004, as supplemented by the First Supplemental Indenture, dated as of November 3, 2006, between Vitesse Semiconductor Corporation and U.S. Bank National Association, as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2007

VITESSE SEMICONDUCTOR CORPORATION
By:	/s/ MICHAEL B. GREEN Michael B. Green Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number
10.1

Second Supplemental Indenture, dated as of September 24, 2007, to the Indenture, dated as of September 22, 2004, as supplemented by the First Supplemental Indenture, dated as of November 3, 2006, between Vitesse Semiconductor Corporation and U.S. Bank National Association, as Trustee